UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  October 23, 2007

KEMET Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-20289	57-0923789
(State or other	(Commission File Number)	(IRS Employer
jurisdiction)		Identification No.)

2835 KEMET Way, Simpsonville, SC		29681
(Address of principal executive offices)		(Zip Code)

Registrants telephone number, including area code:  (864) 963-6300

Item 5.02                                             Departure of Directors or Principal Officers; Election of

Directors; Appointment of Principal Officers

(a)  Not Applicable

(b)  On October 23, 2007, KEMET Corporation announced the retirement of Dennis R. Constantine, Senior Vice President and Chief of Staff, effective October 31, 2007.  Effective November 1, 2007, Mr. Constantine will continue to be associated with the Registrant as a consultant under a consultancy arrangement, the terms of which are to be agreed upon and which have not yet been agreed upon.

(c)  On October 23, 2007, KEMET Corporation announced the promotion of David E. Gable, currently Senior Vice President and Chief Financial Officer, to the position of Executive Vice President and Chief Financial Officer, effective as of November 1, 2007.  In conjunction with this promotion, Mr. Gable’s annual salary will be increased to $350,000 per annum, and his bonus targets for the Registrant’s fiscal year ending March 31, 2008, to reflect his previous annual salary for the first seven months of the fiscal year his revised annual salary for the last five months of the fiscal year.

(d)  Not Applicable

(e)  Not Applicable

(f)  Not Applicable

Signature

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 29, 2007	KEMET Corporation

/S/ D. E. Gable
David E. Gable
Senior Vice President and
Chief Financial Officer